                                                             Exhibit (a)(1)(iii)

                                                                    Attachment B

                         WatchGuard Technologies, Inc.

              Offer to Exchange Certain Outstanding Stock Options

                          Notice of Change of Election

     If you previously signed and returned an Election Form (or a previous Notice of Change of Election) in which you elected to accept the Offer by WatchGuard Technologies Inc. to exchange outstanding stock options for replacement options to be granted on the Replacement Grant Date, you may withdraw or change that election by completing this Notice of Change of Election (this "Notice") and returning it to WatchGuard before 5:00 p.m., Pacific time, on Tuesday, July 31, 2001 (or, if the Offer is extended by WatchGuard, at 5:00 p.m. on the last day of such extended Offer period) (the "Expiration Time"). If you do not return this Notice or if you return it after the Expiration Time, it will not be accepted, your Election Form (or previously submitted Notice of Change of Election) will remain in effect and you will be deemed to have elected to accept the Offer with respect to (a) the options you listed on your Election Form (or on your most recently submitted Notice of Change of Election, if applicable) and (b) any options automatically tendered pursuant to the terms of the Offer. Capitalized terms not otherwise defined in this Notice have the meaning given to those terms in the offering document for the Offer to Exchange Certain Outstanding Stock Options (the "Offering Memorandum").

     If you wish to withdraw or change your election to tender options, you must complete, sign and date this Notice and deliver it to WatchGuard, together with any other required documents, before the Expiration Time.

                             _____________________

                 Notice of Change of Election to Tender Options

     I, _____________________________________, previously completed, signed and returned an Election Form (or a previous Notice of Change of Election), in which I elected to tender options pursuant to the Offer. I now wish either (a) to change my election with respect to one or more (but not all) of my options, as described in Section A, or (b) to withdraw the tender of all options I have previously submitted and to decline to participate in the option exchange program altogether, as described in Section B.

A.   Change of Election for One or More Options

     1. I understand that in order to (a) withdraw the tender of one or more (but not all) options that I previously tendered or (b) tender additional options that I did not previously tender, I must fully and correctly complete, sign and date this Notice, specifying all of the options I wish to tender and omitting any options I no longer wish to tender, and deliver it to WatchGuard before the Expiration Time, using one of the methods described in the instructions to this Notice.

     2. I understand and agree that by completing and executing this Notice and delivering it to WatchGuard before the Expiration Time I will (a) accept the Offer with respect to any options that I list below, in addition to any options granted to me within the six months preceding the Cancellation Date with a lower exercise price that any option I tender (including any such options with an exercise price of less than $15), which options will be automatically tendered; and (b) withdraw my acceptance of the Offer with respect to any options that I do not list below.

     3. I understand and agree that, by omitting to list an option below that I listed on my Election Form or most recent Notice of Change of Election (if applicable), I am withdrawing my election to tender that particular option. I understand that I will keep, and not receive any replacement option for, that particular option, which will continue to be governed by the Plan under which it was granted and by the existing stock option agreement between WatchGuard and me.

     4. I understand and agree that the list of tendered options I set forth in this Notice will replace the list of tendered options I set forth in any previously submitted Election Form or Notice of Change of Election and that I will be deemed to have tendered only the options listed on this Notice and any options that are automatically tendered. I understand that I will otherwise continue to be bound by all of the representations and agreements contained in the Election Form and that my tender of the options I list in this Notice will continue to be subject to the terms and conditions set forth in the Offer and in the Election Form I previously submitted.

     5. I understand that I may change my election and once again accept the Offer with respect to options that I do not list in this Notice by submitting to WatchGuard, before the Expiration Time, a subsequent Notice of Change of Election listing all of the options I wish to tender.

B.   Withdrawal of Tender for All Options

     1. I understand that in order to withdraw the tender of all options that I have previously tendered and to decline to participate in the option exchange program, I must fully and correctly complete, sign and date this Notice, specifying that I wish to withdraw my tender, and deliver it to WatchGuard before the Expiration Time, using one of the methods described in the instructions to this Notice.

     2. I understand that if I withdraw my tender in its entirety and decline the Offer with respect to all of my options, any previous Election Form or Notice of Change of Election I have submitted shall be disregarded and be of no further force or effect.

Subject to the foregoing, I elect to participate, or decline to participate, in the option exchange program as indicated below (choose one).

     [_] I wish to withdraw my election with respect to all options I have previously tendered. I decline the Offer to exchange any of my options, and any previous Election Form or Notice of Change of Election I have submitted shall be disregarded and be of no further force or effect.

     [_] I wish to change my previous election to tender with respect to one or more (but not all) of my options. I hereby tender the options listed below, in addition to any options that are automatically tendered pursuant to the terms of the Offer. I understand and agree that my tender of options pursuant to this Notice continues to be subject to all of the terms and conditions of the Offer and the Election Form I previously submitted and that I continue to be bound by all of my representations and agreements in the Election Form, except that the list of tendered options set forth below replaces the list of tendered options in the Election Form (or in any previous Notice of Change of Election).

-------------------------------------------------------------------------------------------------
       Option Number            Option Grant Date       Exercise Price      # Unexercised Shares
                                                                              Subject to Option
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

You must sign this Notice and print your name exactly as it appears on your option letter agreement and on the Election Form or Notice of Change of Election you previously submitted. (If you are a fiduciary or representative signing on behalf of the optionee, you must follow the instructions given in Instruction 5 to this Notice.)


                                               Date:
--------------------------------------                --------------------------
(Signature)

--------------------------------------
(Print Name)

                  Instructions to Notice of Change of Election

     These Instructions Form Part of the Terms and Conditions of the Offer.

1.   Delivery of Notice of Change of Election.

     A properly completed and executed original of this Notice of Change of Election (this "Notice"), along with any other documents required by this Notice, must be received by WatchGuard before 5:00 p.m., Pacific time, on Tuesday, July 31, 2001 (or, if WatchGuard extends the Offer, before 5:00 p.m. on the last day of the extended Offer period) (the "Expiration Time"). You must use one of the methods indicated below:

    Method of Delivery                               Deliver To
----------------------------------------------------------------------------------------
Hand delivery                 Janice Clusserath.  You must obtain a written receipt
                              from Ms. Clusserath.

Facsimile                     (206) 613-6600.  You must obtain a fax confirmation.

Registered Mail or            Janice Clusserath, Director of Human Resources
Overnight Courier             WatchGuard Technologies, Inc.
                              505 Fifth Avenue South, Suite 500
                              Seattle, WA  98104-3892
                              Phone:  (206) 613-6616

                              If you deliver by mail, you must use registered mail,
                              signature at delivery required.  If you deliver by
                              overnight courier, you must obtain a signature at
                              delivery.

The method of delivery and the delivery of all documents, including this Notice, are at your own risk. Delivery will be deemed to be made only when the documents are actually received by WatchGuard. In all cases, you should allow sufficient time to ensure timely delivery.

2.   Change of Election.

     By submitting this Notice, you are either (a) changing your election to tender with respect to one or more (but not all) of your options or (b) withdrawing your previous tender in its entirety and declining the Offer with respect to all of your options.

     Change of Tender. If you elect to change your previous tender with respect to one or more (but not to withdraw all) of your options, this Notice will replace your Election Form (or any Notice of Change of Election you have previously submitted) only with respect to the list of options to be tendered, and you will be deemed to have tendered only (a) the options you list on this Notice and (b) any options granted to you within the six months preceding the Cancellation Date that have a lower exercise price than any option you tender (including any such options with an exercise price of less than $15), which options will automatically be tendered. If this

Notice does not list an option that you previously listed on an Election Form or your most recent Notice of Change of Election, that option will not be deemed properly tendered for purposes of the Offer unless and until you properly re-tender the option on another Notice of Change of Election before the Expiration Time, following the procedures described in the Offering Memorandum and these instructions.

     Withdrawal of Tender. If you elect to withdraw your previous tender in its entirety, this Notice will replace your Election Form (or any Notice of Change of Election you have previously submitted). Your Election Form and any previously submitted Notice of Change of Election will be disregarded and be of no further force and effect. You will not be able to participate in the option exchange program unless and until you properly re-tender your options on another Notice of Change of Election before the Expiration Time, following the procedures described in the Offering Memorandum and these instructions.

     You may not rescind a withdrawal or change of election. If you wish to accept the Offer after having withdrawn your tender in its entirety, or if you wish add or delete options to an existing tender or make other changes to any Notice of Change of Election, you must submit a new Notice of Change of Election.

3.   Tenders of Options.

     If you intend to tender options pursuant to the Offer, you must complete the table included in this Notice and provide the information specified for each option that you intend to tender. You should review Section 3 of the Election Form ("Tenders of Options"), as well as the information provided in the Offering Memorandum regarding the eligibility of and procedures for tenders of options.

4.   Inadequate Space.

     If the space provided in this Notice is inadequate, you should provide the information regarding the options to be tendered on a separate schedule attached to this Notice. You must print your name on the schedule, sign it and deliver it with this Notice.

5.   Signatures.

     You must sign this Notice exactly as your name appears on the applicable stock option agreement, without alteration, abbreviation or any change whatsoever. If this Notice is signed on your behalf by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signatory must indicate on this Notice his or her full title and provide proper evidence of his or her authority to act in that capacity.

6.   Requests for Assistance or Additional Copies.

     If you have any questions or need assistance, or wish to request additional copies of the Offering Memorandum, the Election Form or this Notice, please contact Janice Clusserath at

WatchGuard Technologies, Inc., 505 Fifth Avenue South, Suite 500, Seattle, WA 98104-3892, telephone number (206) 613-6616. Copies will be furnished free of charge.

7.   Determination of Validity; Irregularities.

     All questions and interpretations as to the Offer, this Notice (including these instructions) and other documents submitted with respect to tendered options, including the validity, form, eligibility (including time of receipt) and acceptance of a change to an election to tender, will be determined by WatchGuard in its sole discretion. WatchGuard's determination will be final and binding on all parties. WatchGuard reserves the right to reject any tender or withdrawals of or changes to an election to tender for any reason, including as a result of Election Forms or Notices of Change of Election that WatchGuard determines are not in appropriate form or that it determines are unlawful to accept. WatchGuard also reserves the right to waive any of the conditions to the Offer and any defect or irregularity in the tender or withdrawal of any particular options or with respect to any particular optionee. No tender or withdrawal of options will be deemed to be properly made until all defects and irregularities have been waived by WatchGuard or cured within such time as WatchGuard shall determine.

     Neither WatchGuard nor any other person is or will be obligated to give notice of any defects or irregularities in this Notice or any other Election Form or Notice of Change of Election, and neither WatchGuard nor any other person will incur liability for failure to give any such notice.

8.   Additional Documents to Review.

     You should read the Offering Memorandum and all documents referenced in the Offering Memorandum before deciding whether to tender your options.

9.   Acknowledgment and Waiver.

     By accepting the Offer, you acknowledge that: (a) your acceptance of the Offer is voluntary; (b) your acceptance of the Offer does not create a right to continue the same Service Status with WatchGuard (or its subsidiary or successor company, as applicable) and will not interfere with your ability and the ability of WatchGuard (or its subsidiary or successor company, as applicable) to terminate or change your Service Status at any time and for any reason, with or without cause; and (c) the Offer, the cancelled options and the replacement options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy or end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

 This Notice, together with all other required documents, must be received by
                    WatchGuard before the Expiration Time.